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                                                                   EXHIBIT 22.1


                         SUBSIDIARIES OF THE REGISTRANT


1.      Arbor Software International Corporation, incorporated in Delaware.
2.      Arbor Software, LTD, UK
3.      Arbor Software, SARL, France
4.      Arbor Software, GmbH, Germany